LICENSING AND MARKETING AGREEMENT


                  THIS AGREEMENT is made and entered into this 26th day of April, 1996, by and among HARINDER S. TAKHAR, BARRY M. WENDT, BENEDICT A. WITTIG and RICHARD T. FISKUM (collectively hereinafter referred to as "INVENTORS"), JASPER CONSULTING, INC., a Minnesota corporation with offices in Bemidji, Minnesota (hereinafter referred to as "JASPER"), and SAC TECHNOLOGIES, INC., a Minnesota corporation, formerly known as BBG Engineering, Inc., and sometimes doing business as "Secure Access Control Technologies, Inc." (hereinafter referred to as "SAC").

                                    RECITALS

                  From time to time INVENTORS, JASPER and SAC (hereinafter referred to individually as "PARTY," or as the "PARTIES" if more than one is referred to) have entered into various agreements and understandings regarding their relationship, each with the other, concerning the ownership, manufacture, commercialization and exploitation of technologies known as "OPTIC TECHNOLOGY" and "FIDS TECHNOLOGY" (each as hereinafter defined), including but not limited to agreements dated November 24, 1992, January 13, 1994, August 4, 1995, December 6, 1995 and March 6, 1996. It is the purpose and intent of this instrument to consolidate in one instrument, and concurrently supersede and replace, all of the agreements and understandings reached and entered into between and among the PARTIES prior to the date hereof.

                                    ARTICLE I

                                   DEFINITIONS

                  1.1 "FIDS TECHNOLOGY" means and refers to all knowledge, information and know-how, whether patentable or not, now in existence or hereafter acquired, relating to computer hardware and software technology used to create an automated process of analyzing a fingerprint, and identifying and verifying the person whose fingerprint it is, originally created by the INVENTORS other than Richard T. Fiskum, including but not limited to, that knowledge, information and know-how described in and comprising U.S. Patent Application Nos. 08/152,974; 08/249,796; 08/473,754; and 08/483,934, and any
improvements, or modifications thereto. FIDS TECHNOLOGY does not include OPTIC TECHNOLOGY, STBS, or any other technology or products owned or developed by SAC.

                  1.2 "OPTIC TECHNOLOGY" means and refers to all knowledge, information and know-how, whether patentable or not, now in existence or hereafter acquired, relating to any imaging or optic sciences, solutions, systems or applications, originally created by Barry M. Wendt and Richard T. Fiskum, which are and were intended to be used in conjunction with FIDS TECHNOLOGY.

                  1.3 "SAC TECHNOLOGIES BIOMETRIC SOLUTION" or "STBS" means and refers to all knowledge, information and know-how, whether patentable or not, now in existence, or hereafter acquired or provided by SAC if SAC has been instrumental in acquiring or providing the same, relating to the technological process by which FIDS TECHNOLOGY and OPTIC TECHNOLOGY are combined to create an automated process of analyzing and imaging a fingerprint, and identifying and verifying the person whose fingerprint it is, including but not limited to application/database development software and networking software, and which technology will always be provided in a serialized chip set calibrated to a specific imaging system. STBS will also include an electronic registration/activation system for purposes of tracking and protecting the use of PRODUCTS and TECHNOLOGY.

                  1.4 "TECHNOLOGY" used alone means and refers to FIDS TECHNOLOGY, OPTIC TECHNOLOGY and STBS.

                  1.5 "PRODUCT" or "PRODUCTS" means and refers to any finished single unit which is intended for industrial, commercial or personal use by an end user without any changes or modifications, and which incorporates STBS, FIDS TECHNOLOGY and OPTIC TECHNOLOGY.

                  1.6 "SAC FIELD OF USE" means and refers to all markets in the world where PRODUCTS may be sold for use in industrial, commercial and consumer "access control" applications, including, but not limited to, the control of access to buildings, apartments, offices, and other facilities, appliances, information, resources, computers and computer networks.

                  1.7 "JASPER FIELD OF USE" means and refers to all markets in the world where PRODUCTS may be sold for uses other than industrial, commercial and consumer "access control," including but not being limited to, credit card clearing, check clearing and other such financial applications, law enforcement, national identification systems, immigration control, automobiles, medical patient identification systems, and personnel identification systems for federal and state government applications.

                  1.8 "SALE(S)" means and refers to any transfer of a PRODUCT for consideration, and a SALE shall be deemed to have occurred when the consideration is received.

                  1.9 "AFFILIATE(S)" means and refers to any third party to which FIDS TECHNOLOGY is transferred pursuant to Article IV, or any third party which is owned or controlled by the PARTY referred to, or which owns or controls the PARTY referred to. "Owned or controlled" means that through ownership or contract, the party in control can elect or otherwise determine the majority of the board of directors. A transferee of FIDS TECHNOLOGY to a third party within JASPER FIELD OF USE shall be an Affiliate of JASPER, and a transferee of FIDS TECHNOLOGY to a third party within SAC FIELD OF USE shall be an Affiliate of SAC.

                  1.10 "OPTION BOARDS" means and refers to a CPU card, network card or other accessory card which may be used in PRODUCTS. Optics assemblies, solution chip sets and the system main board are not "OPTION BOARDS."

                                   ARTICLE II

                             OWNERSHIP OF TECHNOLOGY

                  2.1 It is agreed and understood by all PARTIES that JASPER is the sole owner of FIDS TECHNOLOGY. It is agreed and understood by all PARTIES that SAC is the sole owner of OPTIC TECHNOLOGY and STBS, and each PARTY agrees to execute such instruments of conveyance as may from time to time be required in order to perfect title accordingly.

                  2.2. Each PARTY shall promptly disclose to the other any improvements conceived or reduced to practice which relates to the other's technology.
                  2.3 JASPER agrees that it will not sell, assign or otherwise transfer FIDS TECHNOLOGY or any interest therein to any third party without the consent of SAC. SAC agrees that it will not sell, assign or otherwise transfer OPTIC TECHNOLOGY or STBS or any interest therein to any third party without the consent of JASPER.

                  2.4 SAC shall be primarily responsible for all research and development activities related to FIDS TECHNOLOGY and PRODUCTS. PRODUCTS contemplated by this Agreement include but are not limited to (1) low cost PRODUCTS incorporating TECHNOLOGY; and (2) add on configurations which will allow for multiple PRODUCTS to be tied to a single personal computer and a combination of local and remote units. New versions of PRODUCTS may be developed by SAC from time to time including, but not limited to, the redesign of the current FIDS TECHNOLOGY so as to port to a cost effective, open personal computer architecture with such PRODUCTS to be available as an add on peripheral for both local and remote configuration and with components of such systems to include key pad interfaces, display interfaces, network interfaces, and base software that will be incorporated into any such PRODUCTS or PRODUCT systems. SAC will use its best effort to complete all such PRODUCTS for use in SAC FIELD OF USE and JASPER FIELD OF USE. All present, future versions, and any modifications or improvements to the FIDS TECHNOLOGY or to PRODUCTS shall be within the scope of this Agreement and the PARTIES shall have the same rights and obligations with respect to any such new versions of PRODUCTS or FIDS TECHNOLOGY as they have with respect to any current FIDS TECHNOLOGY or PRODUCTS. All present, future versions, and any modifications or improvements to FIDS TECHNOLOGY whether developed by SAC or any third party will be included in the license to SAC hereinafter, and made available to JASPER at no additional cost, and JASPER will retain all ownership and intellectual property rights in such versions. JASPER may, at its sole discretion, share in any research and development costs associated with the FIDS TECHNOLOGY and PRODUCTS.

                  2.5 All source code, data, information, know-how, techniques, processes, materials, computer programs, files, manual databases, hardware, firmware, or documentation or any discoveries, inventions, and improvements, whether or not patentable or copyrightable, conceived, made, first reduced to practice, developed by or for SAC or JASPER with respect to FIDS TECHNOLOGY ("Developments") shall promptly be disclosed and submitted without delay to JASPER. JASPER and SAC shall maintain all such Developments as confidential and proprietary information of JASPER provided, however, JASPER and/or SAC may use such Developments to support any PRODUCTS, and may license such Developments to third parties for the limited purpose of the development and support of PRODUCTS or as necessary to commercialize PRODUCTS, all in accordance with the terms and conditions of this Agreement. JASPER reserves the exclusive right to acquire any patents or other intellectual property protection in such Developments, and SAC will provide reasonable assistance to JASPER as necessary to obtain and perfect such rights, subject to the reimbursement by JASPER of any out of pocket expenses of SAC.

                  2.6 SAC shall perform at the request of JASPER all lawful acts and execute, acknowledge, and deliver all instruments, including assignments, deemed necessary, useful, or appropriate by JASPER to vest in JASPER the entire right, title and interest in and to such Developments and obtain and record title thereto and to enable JASPER to prepare, file, and prosecute applications for and obtain patents, copyrights and other forms of industrial property protection thereon, as well as continuations, divisions, continuations-in-part, additions, reissues, renewals, and extensions thereof, as JASPER at any time deems useful or desirable to preserve such interests in any and all countries selected by JASPER, and to obtain and record title to patents, copyrights and other forms of industrial property protection and applications thereof so that JASPER shall be the sole and absolute owner thereof in any and all countries in which JASPER may desire such protection. As used herein, "industrial property" includes patents and copyrights as well as any other form of industrial or intellectual property protection which is presently available or applicable, or which may become available or application, to Developments, including developments in expression of data and computer software. Any reasonable additional costs to SAC required to satisfy the obligations of this Subsection will be reimbursed to SAC by JASPER.

                  2.7 To the extent permitted by law, any Development including software, that generates copyrightable material shall fall within the enumerated categories of ss. 101 of the 1976 Copyright Act definition of "work for hire" subsection (2) and thus be considered a "work made for hire:, and SAC acknowledges that by so considering any Development as a "work made for hire" that JASPER shall own all right, title and interest in and to any copyright associated with such Development. To the extent under applicable law that such work may not be deemed a "work made for hire" SAC hereby expressly assigns and agrees to assign JASPER all right, title and interest in and to SAC's copyright for such work. SAC shall execute and deliver to JASPER such instruments of transfer and take other such actin that JASPER may reasonably request, including, without limitation, such assignments and other documents required to vest in JASPER the entire right, title and interest in and to any copyright associated with such Development.

                                   ARTICLE III

                                 LICENSE GRANTS

                  3.1 Subject to the terms and conditions set forth herein, JASPER hereby grants to SAC and SAC hereby accepts from JASPER, an exclusive worldwide license to use FIDS TECHNOLOGY to: (a) make PRODUCTS; (b) use and sell PRODUCTS within the SAC FIELD OF USE; and (c) sell PRODUCTS exclusively to JASPER with respect to JASPER FIELD OF USE.

                  3.2 Subject to the terms and conditions set forth herein, SAC hereby grants to JASPER and JASPER hereby accepts from SAC, an exclusive worldwide license to use and sell PRODUCTS within the JASPER FIELD OF USE which incorporate OPTICS TECHNOLOGY and STBS.

                  3.3 The exclusive licenses granted herein shall terminate upon the termination of this Agreement in accordance with Article VII.

                  3.4 No PARTY will have the right to grant sublicenses without the consent of the other PARTY. Any sublicenses granted to third parties shall be subject in all applicable respects to the provisions of this Agreement.

                  3.5 JASPER will refer all SALES opportunities within SAC FIELD OF USE to SAC, and SAC will refer to all SALES opportunities within JASPER FIELD OF USE to JASPER.

                  3.6 All PRODUCTS made and sold to JASPER with respect to JASPER FIELD OF USE shall be made and sold in accordance with the terms and conditions of the OEM AGREEMENT attached hereto as EXHIBIT A.

                                   ARTICLE IV

                         TECHNOLOGY TRANSFERS; PAYMENTS

                  4.1 Notwithstanding the grant of an exclusive license to SAC to use FIDS TECHNOLOGY to make, use and sell PRODUCTS as described in Article III, subject to and with the consent of SAC, JASPER shall have the exclusive right to sublicense or otherwise transfer, subject to the terms of this Agreement, FIDS TECHNOLOGY within the JASPER FIELD OF USE, and subject to and with the consent of JASPER, SAC shall have the exclusive right to sublicense or otherwise transfer, subject to the terms of this Agreement, FIDS TECHNOLOGY within the SAC FIELD OF USE.

                  4.2 With respect to any license or transfers of FIDS TECHNOLOGY pursuant to this Article IV, any consideration received for the same shall be divided as follows:

                           (a)      With respect to a transfer of FIDS
TECHNOLOGY within JASPER FIELD OF USE:

                                    (i) 10% to JASPER for purposes of funding any legal fees and costs incurred with respect to the transfer or claims subsequent and with respect thereto;

                                    (ii) 10% to SAC for purposes of funding
                                    ongoing research and development expenses with respect to TECHNOLOGY;

                                    (iii) 48% to JASPER without restriction;

                                    (iv) 32% to SAC without restriction;

                           (b)      With respect to a transfer of FIDS
TECHNOLOGY within SAC FIELD OF USE:

                                    (i) 10% to JASPER for purposes of funding any legal fees and costs incurred with respect to the transfer or claims subsequent and with respect thereto;

                                    (ii) 10% to SAC for purposes of funding
                                    ongoing research and development expenses with respect to TECHNOLOGY;

                                    (iii) 48% to SAC without restriction;

                                    (iv) 32% to JASPER without restriction;

                                    ARTICLE V

                         ROYALTIES, REPORTS AND RECORDS

                  5.1 JASPER shall pay to SAC a running royalty in the amount of Thirty Dollars ($30.00) with respect to each SALE of a PRODUCT within JASPER FIELD OF USE by JASPER or an AFFILIATE of JASPER, and SAC shall pay to JASPER a running royalty in the amount of Thirty Dollars and 50/100 ($30.50) with respect to each SALE of a PRODUCT within SAC FIELD OF USE by SAC or an AFFILIATE of SAC.

                  5.2 Royalties shall be payable only once with respect to each SALE of a PRODUCT regardless of the number of patented or nonpatented portions of TECHNOLOGY or improvements thereto incorporated in the PRODUCT.

                  5.3 Royalty payments payable on account of PRODUCT SALES in any month shall be made in United States Dollars on or before the end of the month next following the month in which the subject PRODUCT SALE occurs. Each such payment shall be accompanied by a report setting forth separately the SALES of PRODUCTS occurring during the preceding month. Royalty checks shall be mailed to the address specified in Article XI. Any currency translations that are necessary to calculate payments shall be made at the average exchange rate quoted by First Bank National Association, Minneapolis, Minnesota, for the month in which the SALE occurred. In the event that foreign monies are not capable of export to the United States, the PARTY paying the royalty payment shall escrow the same on behalf of the PARTY to which the royalty is due at the paying PARTY's sole risk and expense. SAC shall be responsible for the payment of all royalties due hereunder by its AFFILIATES, and JASPER shall be responsible for the payment of all royalties due hereunder by its AFFILIATES.

                  5.4 JASPER, SAC and their respective AFFILIATES shall keep and maintain records of SALES which shall be open to inspection at reasonable times by a certified public accountant chosen by the PARTY to which royalties are to be paid on such SALES. Such records will include the name of the third party to which the SALE was made, the number of PRODUCTS purchased, the payment terms and the payments received. Such inspection shall be made at the expense of the inspecting PARTY unless the inspection results in the additional payment of at least $5,000 in royalties to the inspecting PARTY, in which event the expense of the inspection shall be paid by the PARTY which was the subject of the inspection. The records required by this paragraph shall be maintained and available for inspection for a period of five (5) years following the month to which they pertain.

                                   ARTICLE VI

                                  INFRINGEMENT

                  6.1 In the event that JASPER or SAC determines that a third party is making, using or selling a product that may infringe on PRODUCTS or TECHNOLOGY, it will promptly notify the other party in writing. JASPER may, at its sole option, bring suit at its sole cost and expense against such alleged infringer. In the event JASPER decides to bring suit, it shall give prompt written notice to SAC of that fact. All recoveries in such suit shall inure to the benefit of JASPER, except that SAC shall have the right to elect to pay up to fifty percent (50%) of the litigation costs and receive a percentage of any recovery equal to the percentage of litigation costs paid. SAC must make such election within ninety (90) days of its receipt of notice that JASPER has decided to bring suit. SAC shall also have the right to choose to be represented by separate counsel in any such suit. If JASPER elects not to bring a suit against the alleged infringer, it shall promptly notify SAC of that fact and SAC shall have the right to commence such action at its own cost and expense, in which case any recoveries shall inure to the benefit of SAC; provided, however, that JASPER shall have the reciprocal right of contribution and recovery, and to elect to have separate counsel.

                  6.2 In the event that JASPER, SAC or any AFFILIATE is sued by a third party charging patent infringement for the manufacture, use or sale of PRODUCT or TECHNOLOGY, all PARTIES shall promptly be notified. JASPER shall promptly undertake the defense of the same at its sole and exclusive cost, and SAC, to the extent the same is appropriate, shall use its best efforts to remove from TECHNOLOGY any element thereof deemed to be infringing.

                  6.3 If any PARTY or any AFFILIATE is required to pay a royalty to other than a PARTY as a result of a final judgment or settlement in order to make and/or sell PRODUCTS or TECHNOLOGY, then in that event, the amount of the same shall be deemed a credit against any royalty owed by one PARTY to another PARTY hereunder.

                                   ARTICLE VII

                              TERM AND TERMINATION

                  7.1 Unless renewed by mutual agreement or terminated pursuant to the terms of paragraph 7.2, the term of this Agreement shall commence as of the date hereof and shall end with the expiration of the last to expire of any patent covering TECHNOLOGY; or, if no patent covers TECHNOLOGY, the term of this Agreement shall end on the twentieth anniversary of the date hereof.

                  7.2 This Agreement may be terminated prior to the expiration of its term in any one of the following manners:

                           (a)      Breach.  If one party has breached a
provision of this Agreement, the non-breaching party may terminate this Agreement by giving written notice to the breaching party describing the breach; provided, however, if the breach is curable, such termination shall not be effective unless and until such breach remains uncured for a period of sixty
(60) days after delivery of the notice.

                           (b)      Insolvency.  Either party may terminate this
Agreement effective upon written notice to the other in the event the other party:

                                    (i) makes a general assignment for the
                                    benefit of creditors;

                                    (ii) files a voluntary petition for
                                    bankruptcy or has filed against it an
                                    involuntary petition for bankruptcy which is not discharged within ninety (90) days;

                                    (iii) applies for the appointment of a
                                    receiver or trustee for any
                                    substantial portion of its property or
                                    assets; or

                                    (iv) permits the appointment of any such receiver or trustee who is not discharged within a period of ninety (90) days after such appointment.

                  7.3 Upon termination of this Agreement for any reason, including the end of term as specified above, nothing herein shall be construed to release any PARTY from any obligation which matured prior to the effective date of termination. Any PARTY and its AFFILIATES may after the effective date of such termination sell all PRODUCTS in stock and complete construction of all PRODUCTS in the process of manufacture at the time of termination and sell the same, provided that royalties on such PRODUCTS are paid as specified in this Agreement.

                                  ARTICLE VIII

                            CONFIDENTIAL INFORMATION

                  8.1 Anything in this Agreement to the contrary notwithstanding, any and all knowledge, know-how, practices, process, or other information (hereinafter referred to as "Confidential Information") disclosed or submitted in writing or in other tangible form which is designated as Confidential Information to any PARTY by any other PARTY shall be received and maintained by the receiving PARTY(IES) in strict confidence and shall not be disclosed to any third party. Furthermore, no PARTY shall use said Confidential Information for any purpose other than those purposes specified in this Agreement. The PARTIES may disclose Confidential Information to employees requiring access thereto for the purposes of this Agreement provided, however, that prior to making any such disclosures each such employee shall be apprised of the duty and obligation to maintain Confidential Information in confidence and not to use such information for any purpose other than in accordance with the terms and conditions of this Agreement. No PARTY will be held financially liable for any inadvertent disclosure, but each will agree to use its reasonable efforts not to disclose any Confidential Information.

                  8.2 Nothing contained herein will in any way restrict or impair any receiving PARTY's right to use, disclose, or otherwise deal with any Confidential Information which at the time of its receipt:

                           (a)      is generally available in the public domain,
or thereafter becomes available to the public through no act of the receiving PARTY; or

                           (b)      was independently known prior to receipt
thereof, or made available to such receiving PARTY as a matter of lawful right by a third party.

                  8.3 The above obligations for Confidential Information shall be in effect for the duration of, and for a period of six (6) years from and after the termination of, this Agreement.

                  8.4 Any wording to the contrary notwithstanding, after first informing the other PARTY of its intent to do so, any PARTY may make disclosures of Confidential Information as may be required by any Federal, State or Municipal authority having jurisdiction over the party. The PARTIES agree that they will use their best efforts to persuade the appropriate authority that because of the nature of the Confidential Information that the Confidential Information not be disclosed.

                  8.5 SAC will maintain a copy of its Confidential Information. JASPER will have right of access to SAC's Confidential Information for the purposes of patent submission as it pertains to FIDS TECHNOLOGY, patent maintenance, defense, or for the fabrication or manufacture of OPTION BOARDS for JASPER FIELD OF USE.

                                   ARTICLE IX

                                   PUBLICATION

                  9.1 No PARTY shall have the right to publish any information about TECHNOLOGY without first securing the consent of all other PARTIES.

                                    ARTICLE X

                                 INDEMNIFICATION

                  10.1 JASPER agrees to indemnify all other PARTIES and hold all other PARTIES harmless against all liabilities, demands, damages. expenses, or losses arising from the manufacture, use, or sale of PRODUCTS or TECHNOLOGY if such losses are occasioned by the inclusion of FIDS TECHNOLOGY therein.

                  10.2 Except as set forth in Exhibit A attached hereto, SAC agrees to indemnify all other PARTIES and hold all other PARTIES harmless against all liabilities, demands, damages, expenses, or losses arising from the manufacture, use or sale of PRODUCTS or TECHNOLOGY if such losses are occasioned by the inclusion of OPTIC TECHNOLOGY or STBS therein.

                  10.3 The provisions of this Article shall survive termination of this Agreement.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                  11.1 Each PARTY hereby assures the other PARTY that it will comply with all United States export controls as set forth in the Export Administration Regulations, 15 C.F.R. 770 et seq.

                  11.2 This Agreement shall be governed by the Laws of the State of Minnesota.

                  11.3 For purposes of mailings of notices, payments, or other communications, the addresses of the parties are given below.

In the case of JASPER and HARINDER S. TAKHAR:

         403 - 4th Street N.W.
         Suite 200, P.O. Box 1005
         Bemidji, MN 56619-1005

In the case of SAC and all other PARTIES:

         4444 West 76th Street
         Suite 600
         Edina, MN 55435


                  11.4 No term or provision of this Agreement shall be waived and no breach excused, unless such waiver or consent shall be in writing and signed by the PARTY claimed to have waived or consented. No waiver of a breach shall be deemed to be a waiver of a different or subsequent breach.

                  11.5 This Agreement may not be modified, changed or terminated orally. No change, modification, addition or amendment shall be valid unless in writing and signed by all of the PARTIES.

                  11.6 This Agreement, including Exhibit A attached hereto, constitutes and contains the entire Agreement of the PARTIES respecting the subject matter hereof and supersedes any and all prior negotiations, correspondence, understanding, and agreements, whether written or oral, between the parties respecting the subject matter hereof.

                  11.7 Nothing contained in this Agreement, or in any other document or instrument made in connection with this transaction, shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture, other common enterprise or co-ownership by or among the PARTIES or any of them.

                  11.8 Whenever any PARTY's approval or consent shall be required herein, such approval or consent shall not be arbitrarily or unreasonably conditioned, delayed or withheld and shall be deemed to have been given, unless within ten (10) days of a PARTY's request therefor, the requested PARTY notifies the requesting PARTY that the requested PARTY is denying such approval or consent, stating in such notice the reasonable grounds therefor.

                  11.9 All communications, demands, notices or objections permitted or required to be given or served under this Agreement shall be in writing and shall be deemed to have been duly given or served if delivered in person or deposited in the United States mail, postage prepaid, for mailing by certified or registered mail, return receipt requested, and addressed to a PARTY to the address set forth herein. Any PARTY may change his/its address by giving notice in writing, stating his/its new address to all other PARTIES as provided in the foregoing manner. Commencing on the tenth day after the giving of such notice, such newly designated address shall be such PARTY's address for the purpose of all communications, demands, notices or objections permitted or required to be given or served under this Agreement.

                  11.10 This Agreement shall be binding upon and inure to the benefit of the PARTIES hereto and their respective heirs, representatives, successors and assigns; provided that no PARTY shall assign any right or obligation hereunder in whole or in part, without the prior consent of the other PARTIES, and any attempt to do so shall be void; provided further, however, that any permitted assignment shall not release the primary obligor from the responsibility of performing the obligation unless the obligor is specifically released from such obligation.

                  11.11 The invalidity or unenforceability of any provision in this Agreement or the application thereof to any person or circumstances shall not affect or impair the validity or enforceability of any other provision herein.

                  11.12 Any dispute, controversy or claim arising out of or in connection with this Agreement, except for questions of fraud or questions concerning the validity and enforceability of this Agreement or any of the rights herein, shall be determined and settled by arbitration in Minneapolis, Minnesota, or other place mutually agreed upon by the PARTIES pursuant to the Rules then in effect of the American Arbitration Association as modified by this Section. Any award rendered shall be final and conclusive upon the PARTIES and a judgment thereon may be entered in a court having competent jurisdiction.

                  The PARTY submitting such dispute shall request and the American Arbitration Association shall (i) appoint a group of three (3) neutral arbitrators who are knowledgeable in the area of technology licensing and contract law; (ii) direct the arbitrators to follow substantive rules of law and the Federal Rules of Evidence and to determine the issue by majority vote; (iii) allow for the PARTIES to request discovery pursuant to the rules then in effect under the Federal Rules of Civil Procedure for a period not to exceed ninety
(90) days; (iv) require the testimony to be transcribed; and (v) require the award to be accompanied by findings of fact and a statement of reasons for the decision.

                  All costs and expenses, including attorneys' fees, of all PARTIES incurred in any dispute which is determined and/or settled by arbitration pursuant to this Section shall be borne by the PARTY determined to be liable in respect of such dispute; provided, however, that if complete liability is not assessed against any one PARTY, the PARTIES shall share the total costs in proportion to their respective amounts of liability so assessed.

                  IN WITNESS WHEREOF, the PARTIES have caused this Agreement to be executed effective the day and year first above written.


SAC TECHNOLOGIES, INC.


By /s/ BARRY M. WENDT                              /s/ BARRY M. WENDT
   -----------------------                         ----------------------------
   Its CEO                                         BARRY M. WENDT
       -----------------------
                                                   /s/ BENEDICT A. WITTIG
                                                   ----------------------------
                                                   BENEDICT A. WITTIG

                                                   /s/ RICHARD T. FISKUM
JASPER CONSULTING, INC.                            ----------------------------
                                                   RICHARD T. FISKUM

                                                   /s/ HARINDER S. TAKHAR
By /s/ HARINDER S. TAKHAR                          ----------------------------
  -----------------------                          HARINDER S. TAKHAR
   Its Pres/CEO
      -----------------------



                                  OEM AGREEMENT


EFFECTIVE DATE: April 26, 1996

PARTIES:

         SAC Technologies, Inc.
         4444 West 76th Street, Suite 600
         Edina, Minnesota  55435                                         ("SAC")

         Jasper Consulting, Inc.
         403 - 4th Street N.W., Suite 200
         Bemidji, Minnesota  56601                                    ("JASPER")

RECITALS:

         A. SAC and JASPER are parties to a certain Licensing and Marketing Agreement ("License Agreement") of even date herewith which, INTER ALIA, describes the distribution rights of the parties regarding products representing an automated process of analyzing and imaging fingerprints in a cost effective manner.

         B. JASPER desires to have SAC manufacture such products for JASPER as are for use in JASPER FIELD OF USE and as directed by JASPER under the terms and conditions of this OEM Agreement.

AGREEMENT:

         In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Definitions. For purposes of this Agreement, the words "PRODUCT(S)", "FIDS TECHNOLOGY," and other capitalized terms used but not defined in this Agreement shall have the meanings assigned to them in the License Agreement, which definitions shall survive any termination of the License Agreement.

         2. Manufacturing.

                  a. Purchase Requirements of PRODUCTS. PRODUCTS to be manufactured by SAC on behalf of JASPER shall be PRODUCTS for use in JASPER FIELD OF USE and shall be identified by mutual agreement between the parties from time to time and set forth on Attachment A to this Agreement. During the term of this Agreement, JASPER agrees to purchase all of its requirements of PRODUCTS from SAC except for OPTION BOARDS or enclosures which JASPER may elect to manufacture for JASPER FIELD OF USE. The parties understand and acknowledge that this Agreement is not a purchase order for any PRODUCT. JASPER will not be obligated to pay for or take delivery of, and SAC will not be obligated to produce and deliver, any PRODUCTS except pursuant to JASPER's purchase orders.

                  b. Serialization of PRODUCTS. All PRODUCTS produced by SAC will be serialized not only as part of the quality control process, but also to ensure protection of the technology at an embedded hardware level. SAC will control the serialization of these embedded chip sets and the chip sets in turn will be keyed to specific serialized software.

                  c. Applicable Specifications. SAC shall produce and package PRODUCTS pursuant to specifications agreed upon by the parties and set forth in writing from time to time on Attachment A attached hereto (the "Specifications"). Any written modifications to, or upgrading of, the Specifications provided by JASPER to SAC with respect to a specific purchase order shall, upon acceptance of SAC, be added to Attachment A and incorporated in PRODUCTS produced by SAC after its receipt of such modifications or upgrades.

                  d. Rolling Estimates. JASPER shall deliver to SAC on the first day of each calendar quarter during the term of this Agreement its best estimate of its requirements for PRODUCTS (on a per customer basis) during the next twelve (12) month period on a quarter by quarter basis. Such estimates shall not constitute firm purchase orders by JASPER.

                  e. SAC's Obligation to Manufacture. SAC agrees to manufacture PRODUCTS ordered by JASPER; provided, however, that SAC shall not be obligated to manufacture any PRODUCT in a particular quarter in quantities which exceed one hundred ten percent (110%) of the quarterly forecast of such PRODUCT submitted by JASPER at the commencement of the quarter prior to such quarter unless such an order has been accepted in writing by SAC.

                  f. Custom Products. SAC is hereby granted the first right of refusal to perform custom design or integration projects for JASPER. Should SAC elect not to perform or participate with any specific custom project then JASPER may locate other resources to perform such custom project provided that all confidentiality clauses and provisions of this agreement are adhered to, and provided further, that SAC's election not to perform a specific custom project shall not prejudice its first right of refusal with respect to a later custom project.

         3. Labels and Packaging.

                  a. Label and Package Design. JASPER will supply SAC with the labeling and package design for all PRODUCTS and SAC agrees to package PRODUCTS in accordance therewith. JASPER shall be entirely responsible for such labeling and package design.

                  b. Purchase of Packaging Materials. SAC will order packaging for PRODUCTS from its suppliers according to the minimum order requirements of such suppliers in reliance on JASPER's forecasts. The price of such packaging shall be added to the purchase price of PRODUCTS. JASPER shall pay SAC for any extra charges or assessments incurred by SAC for less-than-minimum or other non-standard size packaging orders requested by JASPER.

                  c. Discontinuance of Packaging. JASPER shall pay SAC promptly for any packaging purchased by SAC for PRODUCTS if such packaging is discontinued by JASPER for any reason whatsoever or has remained unused by SAC for a period of six (6) months; provided, however, that JASPER shall not be required to pay SAC for any packaging which was designed by SAC and which was also found to be unusable or defective.

         4. Purchase Orders.

                  a. Applicable Terms and Conditions. The terms and conditions of this Agreement shall apply to all purchase orders for PRODUCTS submitted by JASPER to SAC. No terms and conditions contained on any quotation or purchase order for PRODUCTS submitted by JASPER (except the terms specified in subparagraph b below) or contained on any acceptance or invoice form submitted by SAC, which are inconsistent with or in addition to the terms and conditions of this Agreement shall apply to such quotation or resulting purchase order, unless the parties agree otherwise in a written document separate from the quotation, purchase order, acceptance document or invoice.

                  b. Placement of Orders. JASPER shall place its orders for PRODUCTS by delivery of a written purchase order to SAC. Each purchase order shall specify the quantity, identity and delivery and shipment instructions for the ordered PRODUCTS and any modified or upgraded Specifications. JASPER shall not cancel orders for PRODUCTS or return any PRODUCTS ordered by it without SAC's prior written consent; provided, however, that upon receipt of written request by SAC from JASPER that JASPER desires to change, reduce or otherwise curtail any subject purchase order, SAC will respond to JASPER's request with respect to any PRODUCTS the manufacture of which was not commenced at the time of the receipt of the written request. No change order or curtailment request shall be effective with respect to completed PRODUCTS, or PRODUCTS which are in process at the time the written request is received by SAC.

         5. Price and Payment.

                  a. Price. The purchase price to JASPER for PRODUCTS shall be as set forth on Attachment B, and as may be modified from time to time in writing between the parties, in order to provide SAC with a manufacturing gross margin of twenty percent (20%), determined as the product of 1.2 multiplied by the sum of SAC's accountable direct costs for materials, labor and overhead burden associated with the manufacturing process.

                  b. Taxes and Shipping Costs. The purchase price for PRODUCTS shall not include any sales, use, excise or other taxes or any shipping or freight insurance costs due with respect to PRODUCTS. JASPER shall reimburse SAC or shall pay directly for all such taxes, shipping and insurance costs.

                  c. Payment. JASPER shall pay SAC for PRODUCTS within forty-five (45) days of the date of SAC's invoice. If JASPER does not pay its invoices when due, SAC reserves the right to require payment in advance, by COD, or otherwise change credit terms by delivery of written notice to JASPER.

                  d. Letter of Credit. Payment for each purchase order shall be by confirmed irrevocable letter of credit drawn on a bank acceptable to SAC in the amount of the purchase order. At the discretion of SAC, SAC may extend payment terms on other than letter of credit, but shall reserve the right to insist upon payment by letter of credit at any time.

         6. Shipment, Delivery and Acceptance.

                  a. Shipment and Risk of Loss. SAC shall deliver PRODUCTS F.O.B. SAC's manufacturing location to the place designated for shipment and by the carrier specified by JASPER on its purchase order. Title to and risk of loss of PRODUCTS shall pass to JASPER upon delivery of the same to the carrier designated by JASPER, or if not designated by JASPER to the carrier selected by SAC. The carrier shall be deemed to be JASPER's agent and JASPER shall make all claims with respect to damage in transit against the responsible carrier.

                  b. Delivery Dates. JASPER shall submit its purchase orders to SAC at least ninety (90) days prior to any delivery date requested in such purchase order. SAC agrees to use its reasonable efforts to meet such delivery dates. However, as for PRODUCTS that are custom ordered by JASPER, pursuant to modified or upgraded Specifications, and therefore not commonly manufactured by SAC, such delivery dates are deemed to be estimates only and SAC shall not be in breach of this Agreement or the purchase order or otherwise be liable to JASPER if it fails to meet such delivery dates.

                  c. Inspection. JASPER shall inspect all PRODUCTS immediately after arrival and shall notify SAC in writing within thirty (30) days after receipt of any shortages, non-conformance with the purchase order or any other failure under this Agreement, and SAC, as soon as is practicable, shall rectify the shortage, non-conformance or other failure. JASPER shall return any non-conforming or failed PRODUCT to SAC for inspection at JASPER's cost, and the cost of shipment shall be a credit against future PRODUCT purchases. After such time period, SAC shall not be liable for any non-conformance of PRODUCTS which JASPER could reasonably have discovered within such time period, and no PRODUCTS shall be returned to SAC (for reason of shortage, non-conformance, or any other failure discoverable upon inspection by JASPER) without SAC's prior written or telefaxed consent or return material authorization.

                  d. Force Majeure. SAC shall not be liable to JASPER for any breach of this Agreement or any purchase order for PRODUCTS caused in whole or in part by any contingency beyond SAC's reasonable control, including without limitation, acts of God, acts of any government or any agency or subdivision thereof, or shortage or inability to secure labor, fuel, energy, raw materials, supplies or machinery at reasonable prices from regular sources.

         7. Warranty.

                  a. Limited Warranty. SAC represents and warrants to JASPER that all PRODUCTS will be manufactured in accordance with the Specifications and with all applicable federal, state, and local laws and regulations governing the manufacture of such PRODUCTS
         (the "Limited Warranty").

                  b. Notification of Defect. In order to recover under the Limited Warranty, JASPER must send SAC written notice of a defect not discoverable upon inspection as provided in Section 6.c. above (setting forth the problem in reasonable detail) within one (1) year from the date of shipment or within sixty (60) days after the date of discovery, whichever is sooner. Upon SAC's written request and return material authorization, JASPER shall return the alleged defective PRODUCT to SAC, freight and insurance prepaid by JASPER, for inspection. SAC will not be responsible for damage due to improper packing or shipment of such PRODUCT, provided such packing or shipment meets JASPER's requirements or is otherwise in accordance with SAC's usual packing and shipping of PRODUCTS of a similar nature, but SAC shall be responsible for damage due to SAC's negligence in packing or shipping such PRODUCT.

                  c. Remedy for Breach of Warranty. SAC's sole obligation in the event of a breach of the Limited Warranty shall be, at its option, to repair or replace such defective PRODUCT or to refund the purchase price paid by JASPER to SAC for such PRODUCT.

                  d. Limitation of Warranty. THE LIMITED WARRANTY DOES NOT COVER ANY PARTS WHICH BY THEIR NATURE MAY NOT FUNCTION FOR A FULL YEAR. THE LIMITED WARRANTY DOES NOT INCLUDE ANY FAILURE DUE TO ACCIDENTAL BREAKAGE. THE LIMITED WARRANTY SHALL AUTOMATICALLY TERMINATE IF: (i) THE LABEL OR SERIAL NUMBER IS REMOVED FROM PRODUCT; (ii) PRODUCT OR ITS PARTS ARE NOT PROPERLY MAINTAINED OR ARE MISUSED, ABUSED, NEGLECTED, DAMAGED IN TRANSIT, ALTERED OR USED FOR A PURPOSE NOT INTENDED; (iii) PRODUCT IS USED WITH IMPROPER ELECTRICAL CURRENT, IS STORED, MOVED, INSTALLED, MAINTAINED OR OPERATED CONTRARY TO SAC'S WRITTEN INSTRUCTIONS OR IS IMPROPERLY INTERFACED WITH CUSTOMER SUPPLIED INSTRUMENTATION OR SOFTWARE; (iv) PARTS ARE USED WITH PRODUCT WHICH ARE NOT SUPPLIED BY SAC; OR (v) PRODUCT OR PARTS ARE SERVICED BY ANY PARTY OTHER THAN DISTRIBUTOR OR SERVICE CENTER APPROVED BY BOTH JASPER AND SAC AS AN AUTHORIZED DISTRIBUTOR OR SERVICE CENTER.

                  e. Disclaimer of Warranty. EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 7, SAC MAKES NO REPRESENTATION OR WARRANTY TO JASPER OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO ANY PRODUCTS, WHETHER AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, WARRANTIES ARISING FROM A COURSE OF DEALING OR USAGE OR TRADE OR ANY OTHER MATTER. NO EMPLOYEE, REPRESENTATIVE OR AGENT OF SAC HAS ANY AUTHORITY TO BIND SAC TO ANY AFFIRMATION, REPRESENTATION OR WARRANTY EXCEPT AS STATED IN THIS WRITTEN WARRANTY POLICY.

                  f. Limitation of Remedy. SAC SHALL HAVE NO LIABILITY TO ANY PERSON FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY DESCRIPTION, WHETHER ARISING OUT OF WARRANTY OR OTHER CONTRACT, NEGLIGENCE OR OTHER TORT, OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, DAMAGES RESULTING FROM THE NON-OPERATION OF PRODUCTS, LOSS OF RESEARCH OR PRODUCTION, OR LOSS OF SALES OF PRODUCTS. UNDER NO CIRCUMSTANCES SHALL SAC'S LIABILITY HEREUNDER TO JASPER OR ANY OTHER PERSON EXCEED THE PURCHASE PRICE FOR PRODUCTS RECEIVED BY SAC FROM JASPER.

         8. Indemnification by SAC. SAC agrees to indemnify, defend and hold JASPER and its officers, directors, successors and assignees harmless from any and all claims, liabilities, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) suffered or incurred by any of them resulting from, arising out of or relating to any claim of personal injury, property damage or other damage or injury arising from the negligent manufacture of PRODUCTS by SAC, provided however, that JASPER first notify SAC of the existence of any such claim, and allow SAC to participate in the defense of such claim.

         9. Indemnification by JASPER. JASPER agrees to indemnify, defend, and hold SAC and its officers, directors, successors and assignees harmless from and against all claims, liabilities, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) suffered or incurred by SAC resulting from:

                  a. a third party claim of infringement of proprietary rights with respect to the manufacture, use, or sale of PRODUCTS on account of their incorporating FIDS TECHNOLOGY or with respect to the use of the labels and packaging proposed by JASPER for use on PRODUCTS; or

                  b. any claim of personal injury, property damage or other damage or injury arising from the use of PRODUCTS, other than those claims specifically referred to in Section 8 above.

JASPER shall take all necessary precautions to ensure that its activities with respect to the manufacture, use and sale of PRODUCTS are performed in accordance with all federal, state, and local laws and regulations governing such activities.

         10. Confidentiality. The care and treatment of the confidential information of the parties under this OEM Agreement shall be as addressed in
Article VIII of the License Agreement.

         11. Term and Termination.

                  a. Term. This Agreement shall commence as of the date set forth on the first page of this Agreement and shall continue for a period commensurate with the License Agreement.

                  b. Termination as to Specific PRODUCTS. Either party may terminate this Agreement as to any specific PRODUCT, effective immediately upon delivery of written notice to the other party, if the manufacture of, or substantially all of JASPER's requirements for, such PRODUCT is restricted by order of any state or federal governmental agency.

         12. Effect of Termination. The parties shall take the following actions upon the effective date of expiration or termination of this Agreement for whatever reason:

                  a. Existing Purchase Orders. SAC shall complete manufacture of and JASPER shall take delivery of and pay for all PRODUCTS subject to purchase orders which were accepted by SAC on or prior to the effective date of expiration or termination.

                  b. Packaging. SAC shall deliver to JASPER all of its inventory of PRODUCT packaging purchased for the benefit of JASPER as aforesaid, and JASPER shall reimburse SAC its direct cost for (i) any inventory of JASPER's packaging for PRODUCTS; (ii) any JASPER packaging for PRODUCTS which SAC has ordered and cannot cancel within ten (10) days after delivery of an invoice for the same, and (iii) any reasonable penalties resulting from SAC's cancellation of an order for JASPER packaging.

                  c. Serialization. In the event that SAC is unable to perform the serialization requirements of paragraph 2.b. above adequately for JASPER'S needs, as reasonably determined by JASPER according to the provisions hereof, JASPER may organize its own resources to provide these functions; provided, however, that in all events SAC will control the serialization of chip sets for protection of FIDS TECHNOLOGY and the manufacture of optics imaging assemblies.

                  d. Survival of Provisions. The obligations of the parties under Sections 8 and 9 shall survive the expiration and termination of this Agreement and shall continue in full force and effect.

         13.      General Provisions.

                  a. Incorporation by Reference. The provisions of Article XI of the License Agreement are hereby incorporated herein by this reference.

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.


                                       JASPER CONSULTING, INC.


                                       By /s/ Harinder S. Yakhar
                                          ------------------------------------
                                         Its Pres/CEO
                                             ---------------------------------


                                       SAC TECHNOLOGIES, INC.


                                       By /s/ Barry M. Wendt
                                          ------------------------------------
                                         Its CEO
                                             ---------------------------------



                                  ATTACHMENT A

                                       TO

                                  OEM AGREEMENT

1.       (Product and Specification)

2.       (Product and Specification)



                                  ATTACHMENT B

                                       TO

                                  OEM AGREEMENT

1.       Product Price

2.       Product Price



Credits and Deferrals of Purchase Price